UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD		20910
(Address of principal executive offices)		(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On November 14, 2008, United Therapeutics Corporation (the “Company”) entered into several agreements with Eli Lilly and Company and a subsidiary of Eli Lilly and Company (collectively, “Lilly”), which are described separately below.

Stock Purchase Agreement

On November 14, 2008, the Company entered into a stock purchase agreement with Lilly, pursuant to which the Company agreed to sell, and Lilly agreed to purchase, shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from the Company for an aggregate purchase price of $150,000,000.  The sale of the Shares will be made at a price per share equal to 0.90 multiplied by the lesser of (i) the average closing price for the Common Stock quoted on the NASDAQ Global Select Market during the five (5) trading day period ending on (and including) November 14, 2008 and (ii) the average closing price for the Common Stock quoted on the NASDAQ Global Select Market during the five (5) trading day period commencing on (and including) November 17, 2008.  The number of Shares will be equal to $150,000,000 divided by the price per share, rounded up to the nearest whole number.

The transaction is subject to customary closing conditions, as well as expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If these conditions are not satisfied, then the sale of the Shares will not occur.  In addition, if the closing under the stock purchase agreement does not occur on or before March 4, 2009, either party may terminate the stock purchase agreement and the sale of the Shares will not occur.

License Agreement

On November 14, 2008, the Company entered into a license agreement with Lilly, pursuant to which Lilly agreed to grant an exclusive license to the Company for the right to develop, market, promote and commercialize a pharmaceutical product, the bulk active pharmaceutical ingredient of which is tadalafil (the “Product”), for the treatment of pulmonary hypertension in the United States and Puerto Rico.  Tadalafil is also the active pharmaceutical ingredient in Cialis®, developed and marketed by Lilly, and the retail price for the Product will be on parity with Cialis® pricing.  The license agreement will become effective upon completion of the sale of Shares to Lilly pursuant to the stock purchase agreement described above.

In exchange for the license, the Company agreed to pay Lilly a one-time fee of $25,000,000, which will be expensed upon the effective date of the agreement.  The Company also agreed to pay Lilly royalties of 5% of the Company’s net sales of the Product in the United States and Puerto Rico as a pass through of Lilly’s third-party royalty obligations, for so long as Lilly is required to make such payments.

Lilly retained the exclusive rights to develop, manufacture and commercialize pharmaceutical products containing tadalafil for the treatment of pulmonary hypertension outside of the United States and Puerto Rico and for the treatment of other diseases worldwide.  Lilly will retain authority for all regulatory activities with respect to tadalafil.

Lilly will have the right to use the data and intellectual property arising under the license outside of pulmonary hypertension in the United States and Puerto Rico, and for all other uses worldwide.

Early in the third quarter of 2008, Lilly filed a new drug application for the Product for the treatment of pulmonary arterial hypertension with the United States Food and Drug Administration (the “FDA”).  The Company may conduct additional trials for the Product related to the treatment of pulmonary hypertension in the United States and Puerto Rico with the prior consent of Lilly.

Upon approval of the Product by the FDA, Lilly will be responsible for the manufacture of the Product, pursuant to a separate manufacturing and supply agreement, discussed below.

Should Lilly seek to grant rights to a third party to develop or commercialize the Product for the treatment of pulmonary hypertension in any other country (excluding Japan) in the future, the license agreement provides that the Company will have a right of first negotiation to acquire those rights.

The license agreement will continue until the later of: (i) expiration, lapse, cancellation, abandonment or invalidation of the last to expire claim within a Lilly patent covering the commercialization of the Product for the treatment of pulmonary hypertension in the United States and Puerto Rico; or (ii) expiration of any government-conferred exclusivity rights to use of the Product for the treatment of pulmonary hypertension in the United States and Puerto Rico.

The Company has the right to terminate the license agreement upon six months written notice to Lilly. Lilly has the right to terminate the license agreement if a separate brand name for the Product is not approved by the FDA for the treatment of pulmonary arterial hypertension (in which event it will refund the $25,000,000 license fee to the Company) or upon a change of control of the Company.  Either party may terminate the license agreement upon a material breach by the other party of the license agreement or the manufacturing and supply agreement, described below.

Manufacturing and Supply Agreement

On November 14, 2008, the Company entered into a manufacturing and supply agreement with Lilly. Under the terms of the manufacturing and supply agreement, Lilly agreed to manufacture the Product and distribute it via Lilly’s wholesaler network, in the same manner that it distributes its own pharmaceutical products.  The manufacturing and supply agreement will become effective upon completion of the sale of Shares to Lilly pursuant to the stock purchase agreement described above.

As consideration for Lilly’s agreement to manufacture and supply the Product, the Company agreed to make a one-time payment to Lilly of $125,000,000, which will be expensed upon the effective date of the agreement. Lilly will refund this payment in the event that the FDA does not approve a separate brand name for the Product for the treatment of pulmonary arterial hypertension.  The Company also agreed to purchase the Product at a fixed cost, which may be adjusted by Lilly from time to time.

The manufacturing and supply agreement will continue in effect until expiration or termination of the license agreement.

The foregoing summaries of the stock purchase agreement, the license agreement and the manufacturing and supply agreement are qualified by reference to the copies of the agreements that will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2008.

A copy of the press release issued by the Company on November 17, 2008, announcing that the Company had entered into the stock purchase agreement, the license agreement and the manufacturing and supply agreement, is attached hereto as Exhibit 99.1.

Item 3.02.                       Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

The Company will sell the Shares to Lilly in a private placement exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and/or Rule 506 under Regulation D promulgated under the Securities Act. Lilly has represented to the Company in the stock purchase agreement that it is an “accredited investor” as defined in Regulation D and that the Shares are being acquired for investment. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Shares and has not offered securities to the public in connection with this issuance and sale.

The Company intends to use the funds for payment of an aggregate of $150,000,000 in fees due to Lilly under the license agreement and the manufacturing and supply agreement.

Item 9.01                          Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: November 17, 2008	By:	/s/ PAUL A. MAHON
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 17, 2008